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                            PC SERVICE SOURCE, INC.

                    EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY



NAMES OF SUBSIDIARIES                             STATE OF INCORPORATION
---------------------                             ----------------------
Cyclix Engineering Corporation d/b/a
PC Service Source Repair Services                 Texas

Hi-Tek Services, Inc.                             California